Exhibit 99.1

Porter Bancorp to Present at Gulf South Bank Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 4, 2009--Porter Bancorp, Inc. (NASDAQ: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the 2009 Gulf South Bank Conference at the Marriott Hotel in New Orleans, Louisiana at 10:00 a.m. Central time on Friday, May 8, 2009.

Porter Bancorp’s investor presentation will be webcast in real-time on May 8, 2009, beginning at 10:00 a.m. (Central Time). The webcast will be available through the Company’s website under the Investor Relations tab at www.pbibank.com.

Listeners should visit the site at least five minutes prior to the webcast to register. An on-line replay will follow and continue for 60 days. The related presentation materials will also be available on Porter Bancorp’s website (http://www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.6 billion in assets as of March 31, 2009. Through Porter’s subsidiary PBI Bank, it operates 19 full-service banking offices in 11 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, 502-499-4800
President & CEO